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                                                                     EXHIBIT 8.1


                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                ATTORNEYS AT LAW
AUSTIN             a registered limited liability partnership
BRUSSELS              including professional corporations
HOUSTON                       1700 PACIFIC AVENUE
MOSCOW                             SUITE 4100
NEW YORK                    DALLAS, TEXAS 75201-4675
PHILADELPHIA                     (214) 969-2800
SAN ANTONIO                       telex 732324
WASHINGTON                     fax (214) 969-4343

                   Writer's direct dial number (214) 969-2797



                              November ___, 1996



Gentlemen:

     We have reviewed the legal statements under the caption "United States Income Tax Consequences" in the November, 1996 Amendment No. 1 to Form S-4 Registration Statement (the "Registration Statement") of American Telesource International Inc. and ATSI Merger Corp., and it is our opinion that they fairly present and address the material United States federal income tax consequences of the Domestication and the Merger to the categories of taxpayers described therein.

     In rendering this opinion, we have reviewed the existing relevant provisions of the Internal Revenue Code of 1986, Treasury Regulations, rulings and pronouncements of the Internal Revenue Service ("IRS"), and case law, any of which could change at any time and which change could have retroactive effect. In addition, our opinion does not bind a court or the IRS. Further, the summary of United States federal income tax consequences in the Registration Statement is general in nature, does not provide specific tax planning for particular investors, and does not purport to discuss all tax consequences of the Domestication and the Merger. We express no opinion as to the Canadian or foreign tax consequences of the Domestication and the Merger or as to the state and local tax consequences of the Domestication and the Merger. All terms not defined herein shall have the same meaning as set forth in the Registration Statement.

     The opinion set forth herein in no way implies any approval or recommendation of an investment in American Telesource International Inc. or ATSI Merger Corp. We hereby consent to your referring to this opinion letter in the Registration Statement. Except as noted above, no reference may be made to this opinion letter in any financial statement, registration statement, or other document, nor may this opinion letter be distributed in any manner without our prior written consent.

                                 Very truly yours,


                                 AKIN, GUMP, STRAUSS, HAUER & FELD